CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Golden State Bancorp Inc. :

We consent to the incorporation by reference in registration statements on Form S-8 (Nos. 333-67837 and 333-74615) and in registration statements on Form S-3 (Nos. 333-37322 and 333-76302) of Golden State Bancorp Inc. of our report dated January 15, 2002, with respect to the consolidated balance sheets of Golden State Bancorp Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Golden State Bancorp Inc.

Our report dated January 15, 2002, contains an explanatory paragraph stating that Golden State Bancorp Inc. changed its method of accounting for derivatives and hedging activities in 2001.



                                                       /s/ KPMG LLP
                                                --------------------------------
                                                           KPMG LLP



San Francisco, California
March 27, 2002